UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2022
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 17, 2022, Diamondback Energy, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, as the issuer, Diamondback E&P LLC, as the guarantor (“E&P”), and BofA Securities, Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the issuance and sale of $1,100,000,000 aggregate principal amount of the Company’s 6.250% Notes due 2033 (the “New Notes”). The price to the public for the New Notes was 99.572% of the principal amount. The New Notes and E&P’s guarantee thereof have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-234764), filed with the Securities and Exchange Commission (the “SEC”) and automatically effective on November 18, 2019, as amended by the Post-Effective Amendment No. 1 filed with the SEC and automatically effective on March 3, 2022. The terms of the New Notes are further described in the Company’s prospectus supplement dated October 17, 2022, as filed with the SEC under Rule 424(b)(2) of the Act on October 19, 2022 (the “Prospectus”). The closing of the sale of the New Notes is expected to occur on October 28, 2022, subject to customary closing conditions.

The New Notes will be the Company’s general unsecured senior obligations and will rank equally in right of payment with all of its existing and future senior indebtedness, including the Company’s outstanding senior notes and its guarantee of the obligations of E&P, its wholly-owned subsidiary, under the revolving the credit facility with Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof, the “revolving credit facility”), and senior in right of payment to all of the Company’s future indebtedness that is subordinated in right of payment to the New Notes. The obligations under the New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by E&P.

The net proceeds from the sale of the New Notes, after deducting the underwriting discounts and estimated offering expenses, are expected to be approximately $1.1 billion. The Company intends to use the net proceeds from the sale of the New Notes (i) to fund, in full, the redemption of all of Rattler Midstream LP’s (“Rattler”) outstanding 5.625% Senior Notes due 2025 (the “Rattler Notes”) at the redemption price, as described more fully below and (ii) for general corporate purposes, including, without limitation, paying a portion of the cash consideration for the pending acquisition of certain oil and natural gas assets from FireBird Energy LLC upon closing (if it occurs).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the New Notes and for customary contribution provisions in respect of those liabilities.

As more fully described under the caption “Underwriting (Other Relationships)” in the Prospectus, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Specifically, an affiliate of BofA Securities, Inc. and certain of the other Underwriters and/or their affiliates serve various roles under the revolving credit facility. Certain of the underwriters or their respective affiliates are holders of the Rattler Notes. Such underwriters or their affiliates will receive a portion of the net proceeds from this offering in connection with the redemption of the Rattler Notes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01. Other Events.

Press Release

On October 17, 2022, the Company issued a press release announcing the pricing of the offering of the New Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Conditional Redemption of Rattler Notes

Additionally, on October 17, 2022, the Company issued a notice of conditional redemption to the holders of the Rattler Notes (the “Rattler Notes Conditional Redemption Notice”), pursuant to that certain Indenture, dated as of July 14, 2020, as supplemented and modified by the Supplemental Indenture, dated as of December 8, 2021, and the Supplemental Indenture, dated as of December 22, 2021 (as so supplemented, the “Rattler Notes Indenture”). Pursuant to the Rattler Notes Conditional Redemption Notice, the Company has elected, subject to the condition described below, to redeem all of the outstanding Rattler Notes on November 1, 2022 (the “Rattler Notes Redemption Date”). The redemption price for the Rattler Notes will be 102.813% of the principal amount of the Rattler Notes outstanding on the Rattler Notes Redemption Date, plus accrued and unpaid interest, if any, to, but not including, the Rattler Notes Redemption Date. The redemption of the Rattler Notes is conditioned upon the Company’s successful consummation of a debt offering and Rattler’s receipt of the net cash proceeds in an amount sufficient, in the Company’s opinion, to (i) redeem the Rattler Notes in full and (ii) fund all fees and expenses associated with such debt offering and the redemption of the Rattler Notes, all on terms and conditions acceptable to the Company in its sole and absolute discretion. This Current Report on Form 8-K does not constitute a notice of redemption under the Rattler Notes Indenture.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated October 17, 2022, among Diamondback Energy, Inc., Diamondback E&P LLC and BofA Securities, Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein.

99.1	Press Release dated October 17, 2022 entitled “Diamondback Energy Prices Offering of Senior Notes.”
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	October 20, 2022
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Accounting Officer and Assistant Secretary